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                                   EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT
                         -------------------------------

                           Prior to September 10, 1996

          Acewin Profits Limited, a British Virgin Islands corporation

             China Machine Holdings Limited, a Hong Kong corporation

   Wuxi CSI Vibration Isolator Co., Ltd. (55%), a Sino-foreign joint venture




                            After September 10, 1996

             Westronix Limited, a British Virgin Islands corporation

          China Construction Holdings Limited, a Hong Kong corporation

  Hangzhou Zhongche Huatong Development Co., Ltd. (51%), a Sino-foreign joint venture



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